                                                                    Exhibit 99.1


STATEMENT OF COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
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(Dollar amounts in thousands)

                                                                                 Quarter Ended September 30,
                                                                                2001                   2000
                                                                           ---------------         --------------
Income before net gain on sales of investments in rental
   properties and minority interest                                        $        24,283         $       21,741
Provision for nonrecurring charges                                                       -                  1,258
Less - minority interest not convertible into common stock                            (165)                  (160)
                                                                           ---------------         --------------
                                                       Earnings            $        24,118         $       22,839
                                                                           ===============         ==============
Fixed charges:
   Interest                                                                $        12,000         $       11,154
   Capitalized interest                                                              3,473                  3,755
   Preferred stock dividends                                                         1,142                  1,142
   Other                                                                                38                     12
                                                                           ---------------         --------------
                                                      Fixed Charges        $        16,653         $       16,063
                                                                           ===============         ==============
Earnings plus fixed charges, excluding capitalized interest
   and preferred stock dividends                                           $        36,156         $       34,005
                                                                           ===============         ==============
Divided by fixed charges                                                   $        16,653         $       16,063
                                                                           ===============         ==============
Ratio of earnings to fixed charges                                                     2.2                    2.1
                                                                           ===============         ==============

                                                                              Nine Months Ended September 30,
                                                                               2001                     2000
                                                                           --------------          --------------
Income before net gain on sales of investments in rental
   properties and minority interest                                        $       65,481          $       63,999
Provision for nonrecurring charges                                                  7,163                   3,076
Less - minority interest not convertible into common stock                           (328)                   (371)
                                                                           --------------          --------------
                                                      Earnings             $       72,972          $       66,704
                                                                           ==============          ==============
Fixed charges:
   Interest                                                                $       36,207          $       34,882
   Capitalized interest                                                            10,271                  11,885
   Preferred stock dividends                                                        3,426                   3,426
   Other                                                                              114                      36
                                                                           --------------          --------------
                                                      Fixed Charges        $       50,018          $       50,229
                                                                           ==============          ==============
Earnings plus fixed charges, excluding capitalized interest
   and preferred stock dividends                                           $      109,293          $      101,622
                                                                           ==============          ==============
Divided by fixed charges                                                   $       50,018          $       50,229
                                                                           ==============          ==============
Ratio of earnings to fixed charges                                                    2.2                     2.0
                                                                           ==============          ==============